ROSS MILLER
Secretary of State

STATE OF NEVADA

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

July 21, 2008

Job Number	Corporation Number	
C20080721-1151	E0459502008-5	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20080481988-98	July 21, 2008 10:30:35 AM
Corporation Name	**Registered Agent**	
CUTVERSION TECHNOLOGIES, INC.	UNITED STATES CORPORATION AGENTS INC	

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CUTVERSION TECHNOLOGIES, INC.**, did on July 21, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 21, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number: 20080481988-98
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time: 07/21/2008 10:30 AM
	Entity Number: E0459502008-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Cutversion Technologies, Inc.
2. Resident Agent Name and Street Address:	United States Corporation Agents, Inc. (Name) 500 N. Rainbow Blvd., Ste. 300 A (Physical Street Address), Las Vegas (City), Nevada 89107 (Zip Code) (OPTIONAL) Mailing Address / City / State / Zip Code
3. Shares:	Number of shares with par value: 10,000,000 Par value per share: $0.0001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	1. Alan A. Walt (Name) 13335 15 Mile Road #313 (Street Address), Sterling Heights (City), MI (State) 48312 (Zip Code) 2. Michael A. Giordano (Name) 13335 15 Mile Road #313 (Street Address), Sterling Heights (City), MI (State) 48312 (Zip Code) 3. (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose:	The purpose of this Corporation shall be: Automotive Aftermarket Electronic Systems
6. Names, Address and Signature of Incorporator:	Tanis Lomus (Name) X (Signature) 7083 Hollywood Blvd., Suite 180 (Address), Los Angeles (City), CA (State) 90028 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X Authorized Signature of R. A. or On Behalf of R. A. Company 7/18/2008 Date

This form must be accompanied by appropriate fees.